EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of The Cato Corporation (the “Company”) on Form 10-Q for the quarter ended August 2, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael O. Moore, Executive Vice President, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. sec. 1350 as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael O. Moore

Michael O. Moore
Executive Vice President
Chief Financial Officer and Secretary